UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LYDALL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LYDALL, INC.

One Colonial Road

Manchester, Connecticut 06042

Supplement

to the

Proxy Statement

first distributed on March 16, 2020

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

April 24, 2020

March 26, 2020

We are furnishing this additional information to supplement the information included in the Proxy Statement distributed in connection with the solicitation of proxies on behalf of the Board of Directors of Lydall, Inc. (the “Company” “we,” “us,” or “our”) to be voted at our annual meeting of stockholders to be held on April 24, 2020, or any adjournment or postponements thereof (the “Annual Meeting”).

Additional Information about Outstanding Awards

The Proxy Statement includes (on page 11) certain information as of March 2, 2020 regarding outstanding equity incentive awards granted under the 2012 Stock Incentive Plan. This information is unchanged. Below is certain supplemental information that relates not only to awards outstanding under the 2012 Stock Incentive Plan but to all outstanding equity incentive awards as of March 2, 2020.

As of March 2, 2020, the following equity incentive awards, granted under the 2012 Stock Incentive Plan or otherwise, were outstanding:

•	776,023 options to purchase shares of Common Stock with a weighted-average remaining term of 6.60 years and a weighted-average exercise price of $26.29; and

•	360,366 shares subject to unvested restricted stock.